UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Genesis Healthcare, Inc., a Delaware corporation (the “Company”), was held on June 3, 2015.  At the Annual Meeting, the Company’s stockholders voted on four proposals, as described below. Each of the four proposals was described in detail in the Company's definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2015.    At the close of business on April 8, 2015 (the record date for voting at the Annual Meeting), there were 153,548,648 shares of the Company’s stock outstanding and entitled to vote (73,587,665 shares of the Company’s Class A common stock, 15,511,603 shares of the Company’s Class B common stock and 64,449,380 shares of the Company’s Class C common stock).  The vote totals noted below are final voting results.

Proposal 1

The Company’s stockholders elected three Class I directors, with each to serve a three-year term expiring at the Company’s 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. There were no abstentions for Proposal 1.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Fish	130,159,916	5,884,403	8,049,410
George V. Hager, Jr.	132,182,411	3,861,908	8,049,410
Arnold Whitman	130,546,690	5,497,629	8,049,410

Proposal 2

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,013,267	1,028,238	2,814	8,049,410

Proposal 3

The Company’s stockholders approved the Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,105,774	3,937,534	1,011	8,049,410

Proposal 4

The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
142,702,347	1,389,702	1,680	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	GENESIS HEALTHCARE, INC.

/s/ Michael T. Berg
Michael T. Berg
Assistant Secretary and Deputy General Counsel